Exhibit 99.2

Allscripts Historical Bookings Information

(In millions)

(unaudited)

	Bookings											Percentage Change
	CY 2009					CY 2010					CY 2011	20010/2009				2010/2009	2011/2010
	Q1 3/31	Q2 6/30	Q3 9/30	Q4 12/31	CY 2009	Q1 3/31	Q2 6/30	Q3 9/30	Q4 12/31	CY 2010	Q1 3/31	Q1	Q2	Q3	Q4	CY	Q1
Allscripts consolidated bookings, as reported (a)	$163.7	$177.0	$221.8	$209.9	$772.4	$213.3	$250.7	$215.9	$288.2	$968.1	$227.6	30.3%	41.7%	(2.7%)	37.3%	25.3%	6.7%

Allscripts consolidated bookings, go-forward definition (b)	$143.1	$164.3	$192.5	$187.7	$687.6	$206.6	$234.6	$198.6	$259.0	$898.8	$212.4	44.3%	42.8%	3.2%	38.0%	30.7%	2.8%

(a)	Historical Allscripts and Eclipsys bookings, adjusted to reflect a December 31 calendar year, as adopted in August 2010
(b)	Historical Allscripts and Eclipsys bookings, adjusted to reflect a December 31 calendar year end and excluding Eclipsys software maintenance agreements

Source: Allscripts